EXHIBIT 9(k)


USAA Transfer Agency Company
10750 Robert F. McDermott Freeway
San Antonio, TX  78288


Gentlemen:

         Pursuant to Section 27 of the Transfer Agency Agreement dated as of January 23, 1992 between USAA Mutual Fund, Inc. (the "Company") and USAA
Transfer Agency Company, (the "Transfer Agent") please be advised that the Company has established two new series of its shares, namely, the Science & Technology Fund and the Young Investors Growth Fund (the "Funds"), and please be further advised that the Company desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the Funds in accordance with the fee schedules attached hereto as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedules attached hereto as Exhibit A.

                                                    USAA MUTUAL FUND, INC.



Attest:                                              By:
        ---------------------                            ----------------------
        Secretary                                        President


Dated: ____________________


         We are willing to render services to the Science & Technology Fund and the Young Investors Growth Fund in accordance with the fee schedules attached hereto as Exhibit A.

                                                   USAA TRANSFER AGENCY COMPANY



Attest:                                             By:
        ----------------------                          -----------------------
        Assistant Secretary                             Vice President


Dated: ____________________



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                                  EXHIBIT 9(l)

                                                                      Exhibit A



                          USAA TRANSFER AGENCY COMPANY

                         Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                            Science & Technology Fund



--------------------------------------------------------------------------------

General - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

Annual Maintenance Charges - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.


     Science & Technology Fund - charge per account                   $23.50


USAA MUTUAL FUND, INC.                            USAA TRANSFER AGENCY COMPANY
Science & Technology Fund




By:                                               By:
    -------------------------                         -------------------------
    Michael J. C. Roth                                Joseph H. L. Jimenez
    President                                         Vice President




Date: ______________________                        Date: ____________________









contract\mf\transfer\ta-mfsci.pwr


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                                  EXHIBIT 9(m)



                          USAA TRANSFER AGENCY COMPANY

                         Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                           Young Investors Growth Fund



--------------------------------------------------------------------------------

General - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

Annual Maintenance Charges - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.


     Young Investors Growth Fund - charge per account            $23.50


USAA MUTUAL FUND, INC.                            USAA TRANSFER AGENCY COMPANY
Young Investors Growth Fund




By:                                               By:
    -------------------------                        -------------------------
    Michael J. C. Roth                                Joseph H. L. Jimenez
    President                                         Vice President




Date: _____________________                       Date: ______________________


Contract\mf\transfer\ta-mfsci.pwr
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